UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2014

Meta Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

The Annual Meeting of Stockholders of Meta Financial Group, Inc. (the “Annual Meeting”) was held on Monday, January 27, 2014.  The following proposals were voted as follows:

Proposal One:

At the Annual Meeting, the stockholders elected each of the following incumbent directors to Meta Financial Group’s Board of Directors to serve until the Annual Meeting of Stockholders in 2017, or until his respective successor is elected and qualified as follows:

Nominee	For	Withheld	Broker Non-Votes
Douglas J. Hajek	4,002,596	109,940	-
Rodney G. Muilenburg	3,831,886	280,650	-

The following directors continue to serve on the Board of Directors following the Annual Meeting: J. Tyler Haahr, Bradley C. Hanson, Frederick V. Moore, Troy Moore III, and Jeanne Partlow,.

Proposal Two:

To approve, by a non-binding advisory vote, the compensation of our “named executive officers” (a “Say-on-Pay” vote”), with 3,866,448 votes cast for, 220,270 votes cast against and 25,818 votes abstaining.

Proposal Three:

To recommend, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of our “named executive officers” (a “Say-on-Pay Frequency” vote) with 3,490,100 votes cast for every year, 211,205 votes cast for every two years, 366,884 votes cast for every three years and 44,347 votes abstaining.  On January 27, 2014, following the Annual Meeting, the Company’s Board of Directors determined that the Company will hold a nonbinding stockholder Say-on-Pay Frequency vote on an annual basis until the next required vote on the frequency of such nonbinding stockholder advisory vote or until the Board of Directors otherwise determines that a different frequency for such vote is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President and
Chief Financial Officer

Date:  January 28, 2014